EXHIBIT 10.17

                          AGREEMENT
     Agreement between POLAROID CORPORATION (hereinafter called "Polaroid"), a corporation organized under the laws of the State of Delaware and having an office and place of business in Cambridge, Massachusetts, and HENRY ADVISORY GROUP, INC., having an office at 36 Barrett Hill Road, Wilton, New Hampshire 03086 (hereinafter the "Contractor").

                         WITNESSETH:
          WHEREAS, Polaroid and its subsidiaries are engaged in the development, manufacture and/or sale of photographic, optical, magnetic, and other materials, products, apparatus and instruments, and in connection therewith are engaged in the business of research and development and of making various inventions, discoveries, improvements and developments in various scientific fields, and more specifically in the fields of applied physics, chemistry, optics, magnetics, and electronics, including electronic imaging and in the exploitation and development of processes, computer programs, designs, apparatus and devices for use in said fields; and

          WHEREAS, Polaroid and its subsidiaries may from time to time become engaged in the manufacture and sale of other and different products or commodities; and

          WHEREAS, Polaroid and its subsidiaries own or control patented and secret methods, processes and formulae and they may acquire or develop others; and

          WHEREAS, in connection with the study of the problems relating to such development, manufacture, sale and research, and the discovery, improvement and perfection of inventions for Polaroid, consultants for Polaroid, whether or not directly engaged in such development, manufacture, sale or research, are by reason of the nature of their duties informed with respect to such Polaroid inventions and are from time to time enabled to contribute new inventions or improvements on those already existing; and
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          WHEREAS, the named Contractor, party to this agreement,
desires to enter into a consulting agreement with Polaroid and, to such extent as may be possible, to cooperate in the improvement and/or marketing of the Polaroid inventions and those of its subsidiaries;

          NOW, THEREFORE, in consideration of the retention by Polaroid of consulting services of the Contractor, and of other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

          1.  The Contractor agrees that during a term
(hereinafter, the "Term") beginning with the effective date of this Agreement and ending seven months thereafter, it will provide advisory and consulting services to Polaroid, such services being of a commercial, manufacturing and technical nature and relating to any imaging issues. In addition, the parties may at any time during the term of this Agreement designate in writing other project area to be considered by the parties as areas in which services may be rendered by the Contractor under the terms and conditions of this Agreement.

          2. In furtherance of the objectives of the consulting arrangement defined by the terms of this Agreement, the
Contractor agrees that it will (i) upon reasonable notice, make its services available to Polaroid by attendance at and participation in meetings conducted at Polaroid facilities; (ii) provide suggestions, comments, proposals and recommendations in connection with the Polaroid's programs, products, investigations and approaches relating to Helios Medical Imaging or such other projects as agreed to by the parties; (iii) direct its efforts relating to the priorities set and instructions given by Polaroid's primary contact person Mr. I. M. Booth or its designee; (iv) devote such additional attention to the work of at the Contractor's offices or such other places as Polaroid shall specify, as may be needed to the objectives of Polaroid's programs; and (v) at all such times as it is engaged in any of the aforesaid activities, exercise its best efforts in pursuance thereof.
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          3.  Polaroid agrees to compensate the Contractor in the
amount of two hundred and seventy-five thousand dollars
($275,000) for consulting services provided to Polaroid during the Term. Payment for such services shall be made in the following manner:
     a) $137,000 shall be paid on April 1, 1995, the beginning of the Consulting Agreement;
     b)   $69,000 shall be paid on July 1, 1995; and,
     c) $69,000 shall be paid on October 31, 1995. Notwithstanding anything to the contrary, should this Agreement be terminated for any reason prior to October 31, 1995, the Contractor shall be paid a termination fee which shall equal all amounts which have not been paid under this Agreement at the time of termination.

          4. Polaroid Corporation agrees to reimburse the Contractor for reasonable out-of-pocket expenses in the performance of this Agreement. All reimbursements shall be contingent submission of appropriate documentation of such expenses.

          5. All Polaroid commercial and technical information, including any information related to Polaroid's programs, products, technology platforms and areas of investigation (including those areas identified in paragraph 1 hereof) and any of Polaroid's business plans and intentions in respect thereof, of which the Contractor shall become aware as a direct or indirect result of its performing services for Polaroid, including the work performed by him for Polaroid, shall be deemed by the Contractor to be confidential information, shall be disclosed by the Contractor to no other person or party and shall be maintained in confidence at all times hereafter unless and until such information is publicly available through no fault of the Contractor.
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          6.  The Contractor agrees that it will maintain in
confidence at all times and not disclose to any other person or party outside of Polaroid any confidential information of which it shall become aware as a direct of indirect result of its contact with third parties outside of Polaroid in the course of its performance of services for Polaroid pursuant to this Agreement.

          7. The Contractor agrees that it will not accept any confidential information from any party on behalf of Polaroid unless it verifies that Polaroid has executed an agreement with that party setting forth the terms and conditions under which Polaroid has agreed to protect such confidential information and it fully understands and accepts its obligations to abide by such terms and conditions.

          8. The Contractor agrees to make full disclosure promptly to Polaroid of all designs, know-how, technical information, inventions, discoveries, improvements, ideas, trademarks, copyrights, mask works and other works of authorship (including but not limited to computer programs files, data bases and documentation) which the Contractor conceives, makes or acquires during the term of this Agreement and within one (1) year following the termination of the Agreement, which arise from the performance of services for Polaroid under this Agreement.

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          9. The Contractor agrees to assign, and hereby does
assign, to Polaroid without further monetary consideration all right, title and interest in and to designs, know-how, technical information, inventions, discoveries, improvements, ideas, trademarks, copyrights, mask works and other works of authorship referred to in Paragraph 10 above, including the right to file applications for patents and registrations for copyrights, mask works and trademarks anywhere in the world. The Contractor further agrees, at Polaroid's expense, to provide full and prompt assistance to Polaroid, as required, to effectuate, maintain and enforce patent and/or copyright and/or mask work and/or trademark protection sought and acquired by Polaroid on any designs, inventions, discoveries, improvements, computer programs and other works of authorship referred to in that paragraph; however, Polaroid shall obtain no rights under this Agreement in any designs, inventions, discoveries, improvements, computer programs and other works of authorship (i) conceived or made by the Contractor prior to the effective date of this Agreement and (ii) otherwise not subject to an obligation of assignment by reason of a prior written agreement between Polaroid and any officer, director or employee of the Contractor.

          10. Inasmuch as the Contractor will acquire from Polaroid confidential information of both a technical and commercial nature, and inasmuch as such confidential information has a substantial value, and should be protected against unauthorized exploitation, the Contractor agrees that during the term of this Agreement and for a period of one (1) year after the termination of this Agreement, it will not without written permission of Polaroid assist in the design or marketing of any processes or equipment in respect of which the Contractor helped to design for Polaroid, or concerning the design of which it acquired knowledge or information while consulting for Polaroid.

                             -5-
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          11.  The Contractor represents that it has no
agreements with, or obligations to, others which are inconsistent with its availability to act as a consultant to Polaroid in accordance with this Agreement. The Contractor further agrees that in performing such consulting services it will not disclose to Polaroid any information which it is obligated to keep in confidence as the result of an agreement between it and any third party.

          12. The Contractor agrees promptly to deliver to Polaroid at the termination of its relationship with Polaroid and at any other time as Polaroid may request, all memoranda, notes, records, schedules, plans or other documents, made or compiled by or delivered to the Contractor or possessed by him, concerning any product, apparatus or process manufactured, used, developed or investigated by Polaroid; such memoranda, notes, records, schedules, plans or other documents shall at all times be the property of Polaroid.

          13. This Agreement shall inure to the benefit of Polaroid, its successors and assigns, and shall be binding upon the parties hereto and their successors and assigns.

          14. Polaroid Corporation agrees to pay Contractor the fees set forth in paragraph 3 and also agrees to cover all costs, including legal expenses, which the Contractor incurs in collecting these fees.

          15. The Contractor agrees not to use Polaroid's name in connection with any advertising or promotion related to the work performed under this Agreement without Polaroid's written consent.
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          16.  The relationship between the Contractor and
Polaroid shall, at all times, remain that of independent contractor and nothing in this Agreement shall be construed as creating in any respect or for any purpose the relationship of employer and employee between Polaroid and the Contractor or any officer, director of employee thereof.

          17. This Agreement shall be construed under the laws of the Commonwealth of Massachusetts, U.S.A., as such laws are applied to agreements entered into and to be performed entirely within the Commonwealth of Massachusetts by Massachusetts residents.

          18. This Agreement shall be effective as of April 1, 1995 (Effective Date) and shall terminate automatically seven (7) months after the Effective Date.

          IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed in duplicate.
HENRY ADVISORY GROUP, INC.         POLAROID CORPORATION




By   Bruce Henry              By    I. M. Booth
  ---------------------          -------------------
     Bruce Henry                    I. M. Booth


Date   2/17/95                Date   2/17/95
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